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                                                                     EXHIBIT 5.1


[Hale and Dorr letterhead]

                                February 5, 2001

Keryx Biopharmaceuticals, Inc.
5 Kiryat Mada Har Hotzvim
P. O. Box 23706
Jerusalem, Israel 91236

         RE:      2000 Stock Option Plan and
                  1999 Share Option Plan
                  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of 8,685,000 shares of Common Stock, $.001 par value per share (the "Shares"), of Keryx Biopharmaceuticals, Inc., a Delaware corporation (the "Company"), issuable under the Company's 1999 Share Option Plan (the "1999 Plan") and 2000 Stock Option Plan (the "2000 Plan") (the 1999 Plan and the 2000 Plan are referred to herein collectively as the "Plans").

         We have examined the Certificate of Incorporation and By-laws of the Company, each as amended to date, the Registration Statement, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, and such other documents relating to the Company as we have deemed necessary for the purposes of this opinion.

         In our examination of the foregoing documents, we have assumed the completeness of all corporate and stock records, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plans, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws. We express no opinion herein as to the
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Keryx Pharmaceuticals
February 5, 2001
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laws of any state or jurisdiction other than the state laws of The Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America. Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plans, the Shares will be validly issued, fully paid and nonassessable.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b) (5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

                                    Very truly yours,

                                    /s/ Hale and Dorr LLP

                                    HALE AND DORR LLP